Exhibit 10.13

                                 LEASE AGREEMENT

         Be it known, that on the undersigned dates before the undersigned competent witnesses, came and appeared: Buddy Smith who have a permanent mailing address of 2107 Shed Road in Bossier City, LA 71111, (hereinafter collectively referred to as "Lessor").
                                      And
         Safescript Pharmacies, Inc., a Texas Corporation (hereinafter referred to as "Lessee"). Who did declare & agree as follows:

         1. LEASED PREMISES. Lessor hereby leases unto Lessee, for the term, and at the rental and upon the other terms and conditions hereinafter set forth, the premises located at:
                  1303 Line Avc, Suite 300 in Shreveport, LA in Caddo Parish, (hereinafter referred to as "the Leased Premises").

         2. TERM. The term of this lease shall be Five years (5) years or until sooner terminated as herein provided, commencing on the 11th day of February, 2003 and ending on 10th day of February, 2008.

In the event Lessee desires to remain a tenant of the Leased Premises after the expiration of the lease term, and Lessor agrees to such tenancy, Lessee shall execute a new lease at the expiration of lease term. If Lessee fails to execute a new lease at the expiration of the lease term, but continues to occupy said Leased Premises, the Lessor shall have the option to evict said Lessee or allow said holding over by the Lessee to result in a month-to-month tenancy. Upon creation of a month-to-month tenancy, the Lessee shall remain bound by all pertinent and applicable provisions of this lease agreement, except Lessor shall have the right to terminate Lessee's tenancy upon written notice to Lessee at least ten (10) days prior to the end of any month's tenancy. Lessee shall have the right to terminate its month-to-month tenancy upon written notice to Lessor at least thirty (30) days prior to the end of any month's tenancy.

         3. RENTAL. Lessee shall pay to Lessor a monthly rental of Eight Hundred Fifty & no/100 Dollars, ($850.00), due and payable on the fifth day of the month for that month, beginning April 5th 2003 without prior notice or demand, subject to any adjustments provided herein which may from time to time apply. If payment is not received on the fifth day of the month, a late charge of Ten (10%) percent will be added to the monthly rental payment. Lessor's agreement to accept a late payment shall in no way impair its right to terminate this Lease for an untimely rental payment.

         4. SECURITY DEPOSIT. Lessee agrees to pay the sum of Five Hundred & NO/100 ($500.00) Dollars as a security deposit to be held by lessor. At the end of the lease term, after written notification by Lessee of its intent to recover the security deposit, the Lessor shall have thirty (30) days from the date notification is received by the Lessor, to inspect the Leased


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                  Premises to insure that the Lessee has not violated any of the terms and conditions of this Lease. After the expiration of the thirty (30) day period, or upon inspection of the Leased Premises by the Lessor, whichever occurs sooner, if Lessee is entitled to repayment of the security deposit, Lessor shall send the payment to the address designated by Lessee in Lessee's notification.

         5. USE. Lessee shall use and occupy the Leased Premises as an Retail/ office and for no other purpose without the written consent of Lessor. Under no event will the storage of Hazardous Materials, as defined by federal or state law, be allowed.

         6. UTILITES AND SERVICES. Lessee shall be responsible for payment of all utilities.

         7. QUIET ENJOYMENT. Lessor covenants that so long as Lessee is not in default hereunder, Lessee shall and may peaceably and quietly have, hold and enjoy the Leased premises during the term of this lease and any renewal or extension thereof.

         8. MAINTENANCE AND REPAIRS. Lessee accepts the Leased Premises in its condition at the beginning of the term of this lease and acknowledges said Leased premises are in a good and satisfactory condition. Lessee assumes responsibility through the term of this lease for maintaining said premises in a good, orderly and safe condition and state of repair. This agreement to keep the Leased Premises in a state of good repair applies to all needed repairs, including but not limited to glass breakage, lights and lighting fixtures, and the mechanical systems on the Leased Premises. All such maintenance and repair undertaken by Lessee shall be completed to the satisfaction of the Lessor and shall be done by engineers, contractors, electricians, painters, mechanics or others approved by the Lessor, but at the sole cost and expense of Lessee.

         9. ALTERATIONS. Lessee shall make no installations, alterations or improvements in or to the Leased Premises without Lessor's prior written consent and then at the sole expense of Lessee and only by engineers, contractors, or mechanics approved by Lessor and subject to such conditions as lessor may impose. Lessee shall obtain all permits, approvals and certificates required by government bodies or agencies and certificates of final approval thereof and shall deliver duplicates of all permits, approvals and certificates to Lessor upon receipt thereof. Lessee agrees to carry, or cause Lessee's contractor and sub-contractors to carry, such workmen's compensation, general liability, personal and property damage insurance as Lessor may require. Any lien filed against the Leases Premises for work claimed to have been done for, or for materials claimed to have been furnished to Lessee, shall be discharged within ten (10) days thereafter, at Lessee's expense. If


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                  Lessee  fails to  discharge  any such  lien,  then  Lessor  at
                  Lessor's option, may discharge such lien and charge costs incurred in such discharge as additional rent on the next installment of rent falling due.

         10. LIABILITY. Lessee agrees to indemnify and hold Lessor harmless against all liability, loss, cost damage or expense, including reasonable attorney's fees, arising out of any action or occurrence or omission causing loss of life or personal injury or damage to any personal property whatsoever occurring on or about the Leased Premises or any part thereof, or occurring to the Leased Premises, including without limitations, damage or injury caused by vice or defect in the Leased premises. This agreement to indemnify and hold harmless shall provide the maximum protection for the Lessor as allowed by law.

         11. LIABILITY INSURANCE. Lessor will purchase and maintain general liability insurance against claims for property damage, personal injury and death occurring in, on or about the Leased Premises with such insurance to afford protection in a single limit of not less than One Million Dollars.


         12. FIRE/CASUALTY INSURANCE. Lessee hereby acknowledges that Lessor does not agree to provide any insurance for damage to contents or personal property. In case or fire or other casualty, Lessee shall give immediate notice thereof to Lessor.

         13. ACCESS TO PREMISES. Lessor and Lessor's agents shall have the right, during the hours of 8:00 a.m. to 5:00 p.m.. Monday through Saturday, to inspect the Leased Premises.

         14. DEFAULT. In the case of failure by Lessee to pay any installment of rent punctually when due or failure to remedy upon demand default by Lessee with respect to any of the other covenants, conditions, and agreements contained herein or in any rider or other addendum hereto, or if a petition in bankruptcy is filed by Lessee, or if proceedings under any debtor's relief law shall be filed against Lessee, or if Lessee becomes insolvent, or if proceedings are taken by or against Lessee seeking the appointment of a receiver or similar relief, Lessor may, in addition to any other right or rights which Lessor may have under the provisions of this lease or by law, and at Lessors option: (1) proceed for past due installments of rent, only, reserving its right to proceed later for the remaining installments, or (2) declare all of the unpaid installments of rent at once due and payable, whereupon the whole thereof shall become and be immediately due and payable, anything herein tot he contrary notwithstanding, and proceed to enforce its legal remedies hereunder, or (3) declare this lease to be terminated and


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                  immediately  expel Lessee without,  however,  waiving Lessor's right to collect all installments of rent and other payments due and owing for the period up to the time Lessor regains occupancy. All rights and remedies of Lessor under this lease shall be cumulative and none shall exclude any other right and remedy allowed by this lease or by law. Lessee further hereby waives its right to any notice to vacate the Leased premises prior to the institution of any eviction proceedings against Lessee. 15. WAIVER OF BREACH. The failure of Lessor to insist upon strict performance of any covenants of this lease shall not be construed as a waiver of relinquishment thereof, but the same shall continue and remain in full force and effect. The receipt by Lessor of rent with the knowledge of the breach of any covenant of Lessee hereunder shall not be deemed a waiver of the rights of Lessor with respect to such breach, and no waiver by Lessor of any provisions hereof shall be deemed to have been made unless expressed in writing and signed by the Lessor.

         16. SURRENDER OF PREMISES. Lessee shall, at the termination of this lease, by lapse of time or otherwise, return the Leased Premises in as good condition as when received, loss by fire or other unavoidable casualty and ordinary wear excepted.
                           All installations, additions, fixtures and improvements in or on the Leased Premises, whether placed there by Lessee or Lessor, and including, without limitation, paneling, decorations, partitions, railings, carpeting and flooring, shall become the property of Lessor and shall remain upon the Leased Premises at the termination of the lease without compensation, allowance or credit to the Lessee.

                           Any furniture, equipment, machinery or other movable property brought onto the Leased premises during the Lessee's occupancy thereof and not removed at the termination of this lease may be removed by Lessor, at Lessor's option, and stored in Lessor's or Lessee's name, but at the cost, expense and risk of Lessee, with no liability upon Lessor for loss or injury thereto and without prejudice to Lessor's lien and privilege securing all sums due hereunder.

                           Lessee expressly waives any notice to vacate and all legal delays to which it may be entitled at the end of the lease term or at the termination of this lease for any other cause and hereby consents that Lessor may immediately take possession of the Leased Premises upon the expiration or termination of this lease.

         17. EXPENSES AND ATTORNEY'S FEES. Lessee shall pay the Lessor as additional rent hereunder all attorney's fees and expenses and all of the expenses and all of the expenses which may be incurred by Lessor in enforcing any of the obligations of


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                  Lessee under this lease or in any litigation or negotiation in which Lessor shall become involved through or because of this lease. For any event of default caused by Lessee's failure to pay a sum of money due, interest on the payment shall accrue at the rate of 18% per annum from the date the payment was due.

         18. ASSIGNMENT AND SUBLETTING. Lessee shall not assign or permit an assignment by operation of law of this lease or any interest hereunder, or sublet or suffer or permit the Leased Premises or any part thereof to be used by any party other than Lessee. Any approval by Lessor of an assignment or subletting by Lessee shall not release or discharge Lessee from any obligation, covenant, term or condition contained in this lease.

         19. NOTICE. Any notice to be given under this lease by Lessor to Lessee shall be considered made when mailed, addressed to the Lessee and mailed by registered or certified mail, postage prepaid to the Lessee at the address of the Leased Premises.

         20. GUARANTOR. Mr. Stan Swanson, ("Guarantor") appears herein to personally guarantee the performance of these obligations by Lessee and Guarantor and Lessee agree to be solidarity bound to the terms contained herein.

         21. Buddy Smith will provide exterior lighted signs for Lessee near the road and on front of unit.

         22. Buddy Smith will complete the build out for the interior areas of unit as needed by Lessee.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease on the ____ day of ________________,20____



         LESSEE:                            LESSOR:

         _________________________  _________________________
         Mr. Stan Swanson           BUDDY SMITH

         _________________________  _________________________
         Co-Applicant               Witness







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NOTE: Safescript Pharmacies Inc.
      3218 Page Road
      Longview, Texas 75605

Mr. Curtis Swanson      Vice President
Mr. Stan Swanson        CEO
Mr. Tim Hayes           President
Mr. Steve Cavender      CFO

Phone: 903-295-6800
Fax:   903-234-9777

































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